Exhibit 99.1

Press Release	Source: Sinoenergy Corporation

Sinoenergy Corporation Appoints New Chief Financial Officer
Wednesday May 28, 8:00 am ET

BEIJING, May 28 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (OTC Bulletin Board: SNEN - News; "Sinoenergy" or the "Company"), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of retail CNG filling stations in the People's Republic of China, today announced that it named Ms. Lan Gu to be the Company's new Chief Financial Officer as of June 01, 2008. Ms. Gu replaces Ms. Laby Wu, who resigned effective May 31, 2008, for personal reasons.

Ms. Gu will be responsible for the Company's financial and planning activities. She is now the citizen of Canada and has over ten years of audit, accounting and tax management experience. Before joining Sinoenergy, Ms. Gu was a senior auditor responsible for planning and managing client engagements at Canada based Lanno Torollenie LLP. Ms. Gu also was an audit leader at Deloitte Touche Tohmatsu CPA Ltd. in Shanghai and an auditor at PricewaterhouseCoopers in Canada. Ms. Gu holds the Honours Degree of B.A. in business with a concentration in financial analysis from York University in Canada. She is a U.S. Certified Public Accountant and Canadian Chartered Accountant. Ms. Gu is fluent in both Mandarin and English.

"We are pleased to have Ms. Gu join us during a period of rapid growth," said Mr. Bo Huang, CEO of Sinoenergy. "We look forward to adding her experience and expertise to our management team. We are confident that she will be able to help our company further develop its potential and create sustainable shareholder value."

"Ms. Gu's predecessor, Ms. Laby Wu, established and managed the Sinoenergy's financial and business operations reporting, control and compliance systems," continued Mr. Huang. "Ms. Wu played an important role in our growth during the past two years. We wish her success in her future endeavors."

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as an operator of retail CNG stations in China. In addition to its CNG related products, the Company also designs and manufactures a wide variety of pressure containers for use in different industries including the petroleum and chemical industries, the metallurgy and electricity generation industries, and the food and brewery industries.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, future changes in the wholesale and retail price for CNG for vehicles in China; changes in policy by the national, provincial and municipal government of the PRC regarding CNG prices, the CNG vehicle industry, the construction and operation of retail CNG filling stations and related issues; the Company's ability to raise additional capital to finance the Company's activities; the effectiveness, profitability, and the marketability of its products; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the period of time for which its current liquidity will enable the Company to fund its operations; the Company's ability to protect its proprietary information; general economic and business conditions; the volatility of the Company's operating results and financial condition; the Company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

For more information, please contact:

Sinoenergy Corporation

Mr. Anlin Xiong, Vice President

Tel: +86-10-8493-2965 x860

Email: anlinxiong@sinoenergycorporation.com

Web: http://www.sinoenergycorporation.com

CCG Elite Investor Relations Inc.

Mr. Crocker Coulson, President

Tel: +1-646-213-1915 (New York)

Email: crocker.coulson@ccgir.com

Web: http://www.ccgelite.com